UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 21, 2010

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 21, 2010, FirstEnergy Corp.'s Board of Directors adopted an amendment to the FirstEnergy Corp. Executive Deferred Compensation Plan (EDCP) - a plan for various management employees, including our named executive officers.  The amendment eliminates the 20 percent Stock Premium credited for compensation deferred by the participant into FirstEnergy stock, which could include up to 100 percent of short-term incentive awards and up to 100 percent of the performance share portion of long-term incentive awards.  On the same date, the Board also adopted a similar amendment to the FirstEnergy Corp. Deferred Compensation Plan for Outside Directors (DDCP) that eliminates the 20 percent Bonus Credit for directors’ fees deferred into FirstEnergy stock.  These amendments will be effective on January 1, 2011.

The above descriptions of the amendments to the EDCP and DDCP are qualified in their entirety by reference to the amended plans that will be filed as exhibits to FirstEnergy's Form 10-Q for the quarter ended September 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

September 27, 2010

FIRSTENERGY CORP.
Registrant

By:	/s/ Harvey L. Wagner
Harvey L. Wagner Vice President, Controller and Chief Accounting Officer